Exhibit 10.18
EXECUTION COPY
VOTING AGREEMENT
     This Voting Agreement (the “Agreement”) is entered into as of May 27, 2010 by and between Wal-Mart Stores, Inc., a Delaware corporation (“Wal-Mart”) and Green Dot Corporation, a Delaware corporation (the “Company”).
     WHEREAS, the Company and Wal-Mart are parties to that certain Class A Common Stock Issuance Agreement, dated as of the date hereof (as amended from time to time, the “Stock Issuance Agreement”);
     WHEREAS, pursuant to the Stock Issuance Agreement, the Company has concurrently issued herewith 2,208,552 shares of Class A Common Stock of the Company, $0.001 par value per share (the “Class A Common Stock”), to Wal-Mart;
     WHEREAS, the Company and Wal-Mart as its stockholder wish to agree on certain voting restrictions on the shares of Class A Common Stock issued to Wal-Mart pursuant to the Stock Issuance Agreement and any other shares of Class A Common Stock of the Company that Wal-Mart currently holds or will hold as set forth herein.
     NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE 1
Voting Restrictions; Grant Of Proxy
     Section 1.01 Voting Restrictions on Shares. Wal-Mart hereby agrees that, from the date of this Agreement, it will, and it will cause its controlled Affiliates (as defined below) to, vote or exercise its right to consent with respect all shares of Class A Common Stock beneficially owned by Wal-Mart or any of its controlled Affiliates as follows with respect to each matter on which the holders of shares of Class A Common Stock are entitled to vote or give consent: (a) with respect to any vote or consent by the holders of Class A Common Stock as a separate class on a given matter, in the same proportion (for, against or abstain) as the votes cast or consents given by all other holders of shares of Class A Common Stock with respect thereto and (b) with respect to any vote or consent by the Class A Common Stock together with one or more other classes of equity securities of the Company voting together as a single class on a given matter, in the same proportion (for, against or abstain) as the votes cast or consents given by all other holders of shares of Class A Common Stock and other classes of equity securities of the Company with respect thereto. For the purposes of this Agreement, the term “Affiliate” shall have the meaning set forth in 12 U.S.C. 371c.

     Section 1.02 Irrevocable Proxy. Wal-Mart hereby revokes any and all previous proxies granted with respect to any shares of Class A Common Stock beneficially owned by it or any of its controlled Affiliates. By entering into this Agreement, Wal-Mart hereby irrevocably grants a proxy appointing the Company as attorney-in-fact and proxy for it and its controlled Affiliates, with full power of substitution, for and in the name of it and its controlled Affiliates, to vote, express consent or dissent, or otherwise to utilize such voting power in the manner contemplated by Section 1.01 above as the Company or its proxy or substitute shall, in the Company’s sole discretion, deem proper with respect to such shares of Class A Common Stock. The proxy granted to the Company pursuant to this Article 1 is irrevocable prior to the termination of this Agreement, coupled with an interest and granted in consideration of the Company entering into this Agreement and issuing shares of Class A Common Stock to Wal-Mart pursuant to the Stock Issuance Agreement. The proxy granted by Wal-Mart shall not be terminated by operation of law or otherwise upon the occurrence of any event (other than the termination of this Agreement in accordance with its terms) and no other proxies with respect to the shares of Class A Common Stock beneficially owned by Wal-Mart or its controlled Affiliates shall be given with respect to the matters contemplated by Section 1.01 above (and if given shall not be effective).
ARTICLE 2
Representations And Warranties Of Wal-Mart
     Wal-Mart represents and warrants to the Company as of the date hereof that:
     Section 2.01 Corporation Authorization. The execution, delivery and performance by Wal-Mart of this Agreement and the consummation by Wal-Mart of the transactions contemplated hereby are within the corporate powers of Wal-Mart and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of Wal-Mart enforceable in accordance with its terms.
     Section 2.02 Non-Contravention. The execution, delivery and performance by Wal-Mart of this agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the certificate of incorporation or bylaws of Wal-Mart, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Wal-Mart is entitled under any provision of any agreement or other instrument binding on Wal-Mart or (iv) result in the imposition of any lien or encumbrance on any asset of Wal-Mart.

     Section 2.03 Ownership of Shares. Wal-Mart is the record and beneficial owner of the shares of Class A Common Stock issued to it pursuant to the Stock Issuance Agreement, free and clear of any lien or encumbrance and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of such shares). None of such shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such shares.
ARTICLE 3
Representations And Warranties Of The Company
     The Company represents and warrants to Wal-Mart as of the date hereof that:
     Section 3.01 Corporation Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the corporate powers of the Company and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of the Company enforceable in accordance with its terms.
     Section 3.02 Non-Contravention. The execution, delivery and performance by the Company of this agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the certificate of incorporation or bylaws of the Company, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which the Company is entitled under any provision of any agreement or other instrument binding on the Company or (iv) result in the imposition of any lien or encumbrance on any asset of the Company.
ARTICLE 4
Covenants Of Wal-Mart
     Wal-Mart hereby covenants and agrees that:
     Section 4.01 No Proxies for Shares. Except pursuant to the terms of this Agreement, Wal-Mart shall not, without the prior written consent of the Company, directly or indirectly, grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any shares of Common Stock of the Company during the term of this Agreement.
     Section 4.02 Limitation on Transfers. Wal-Mart will not sell, assign, transfer, encumber or otherwise dispose of (each, a “Transfer”) any shares of

Class A Common Stock to an Affiliate unless such Affiliate agrees to be bound by the terms of this Agreement with respect to the shares so Transferred.
ARTICLE 5
Miscellaneous
     Section 5.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission but not electronic mail) and shall be given, if to the Company, to:
Green Dot Corporation
605 East Huntington Drive, Suite 205
Monrovia, CA 91016
Attention: Legal Department
Facsimile No.: (626) 775-3704
     if to Wal-Mart, to:
Wal-Mart Stores, Inc.
702 S.W. Eighth Street
Bentonville, Arkansas 72716
Attention: VP Financial Services
Facsimile No.: (479) 273-8606
or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other party hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.
     Section 5.02 Further Assurances. Wal-Mart will execute and deliver, or cause to be executed and delivered, all further documents and instruments, and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to implement the voting restrictions contemplated by this Agreement.
     Section 5.03 Amendments and Waivers; Termination. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
     (c) This Agreement shall terminate automatically on the fifth anniversary of the date hereof.
     Section 5.04 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.
     Section 5.05 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.
     Section 5.06 Governing Law. This Agreement and any claim or dispute arising hereunder or in connection herewith shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the conflicts of law rules of such state.
     Section 5.07 Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the actions contemplated hereby shall be brought in the United States District Court for the District of Delaware or any Delaware State court sitting in Wilmington, Delaware, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.01 shall be deemed effective service of process on such party.
     Section 5.08 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR

RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     Section 5.09 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).
     Section 5.10 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.
     Section 5.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other governmental authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
     Section 5.12 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled (without the requirement to post bond) to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.
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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GREEN DOT CORPORATION

By:	/s/ Steven W. Streit Name: Steven W. Streit
Title: CEO

WAL-MART STORES, INC.

By:	/s/ Jane Thomson Name: Jane Thompson
Title: Senior Vice President